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                                                                    EXHIBIT 3.32

                                     CHARTER
                                       OF
                             CCM PUBLICATIONS, INC.

      The undersigned person under the Tennessee Business Corporation Act adopts the following charter for the above listed Corporation:

      1. The name of the Corporation is CCM Publications, Inc.

      2. The number of shares of stock the Corporation is authorized to issue is 1,000.

      3. (a) The complete address of the Corporation's initial registered office in Tennessee is 1913 21st Avenue South, Nashville, Tennessee 37212. County of Davidson.

         (b) The name of the initial registered agent, to be located at the address listed in 3(a), is Mr. John Styll.

      4. The name and complete address of the incorporator is: James Randolph Smith, Suite 2170, 150 Fourth Avenue North, Nashville, Tennessee 37219.

      5. The complete address of the Corporation's principal office is: 1913 21st Avenue South, Nashville, Davidson County, Tennessee, 37212, U.S.A.

      6. The Corporation is for profit.

DECEMBER 4, 1989                         /s/ JAMES RANDOLPH SMITH
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Signature Date                           Incorporator's Signature

                                         James Randolph Smith
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